SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

August 4, 2016
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8‑K
Dated August 4, 2016

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2016, the Board of Directors elected Cynthia A. Niekamp and Daniel J. Heinrich as Directors of the Company.  Ms. Niekamp and Mr. Heinrich will serve on the Board of Directors as Class I directors whose term expires at the 2019 annual meeting of shareholders.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2016, the Board of Directors of the Company amended the Bylaws to increase the Board of Directors from nine to eleven, by increasing to four the number of director positions in Class I.  Exhibit 3(ii) attached hereto provides the text of the amendment.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished as exhibits to this report:

Exhibit 3(ii)	Article 3, Section A of the Amended Bylaws.

Exhibit 99.1	Ball Corporation Press Release dated August 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date: August 4, 2016

Ball Corporation
Form 8‑K
August 4, 2016

EXHIBIT INDEX

Description	Exhibit

Article 3, Section A of the Amended Bylaws.	3(ii)

Ball Corporation Press Release dated August 4, 2016.	99.1